EXHIBIT 10.4

                              CONSULTING AGREEMENT
                              --------------------

This is a Consulting Agreement entered into at Riverton, WY as of May 14, 2001 by and between U.S. Energy Corp. of 877 North 8th West, Riverton, WY 82501 (USE) and Riches in Resources, Inc., with mailing address of 1433 Oakleaf Circle, Boulder, CO 80304 (RIR). for the consideration set out below, RIR agrees to provide consulting services to USE for an 18 month period, beginning May 14, 2001 through November 14, 2002.

USE agrees to pay for the consulting services as follows: 1) $2,000.00 per month payable on a monthly basis for the term of the Agreement with the first payment due on June 14, 2001; 2) a restricted stock certificate for 15,000 shares of USE common stock; and 3) a restricted stock certificate for 15,000 shares in Rocky Mountain Gas, Inc. (RMG). The stock certificates shall be issued in RIR's name on or before June 30, 2001 and will be held by USE until they are awarded to RIR on or before November 14, 2002, pursuant to this Agreement. RIR understands that these shares are restricted shares, will bear a restrictive legend, and will either have to be registered or sold under Rule 144 of the Security and Exchange Act of 1934.

USE agrees to grant a stock option to RIR to purchase 10,000 shares of USE common stock at $4.70 per share (which was the asking price of the Stock on May 14, 2001, this was the date that this Agreement was negotiated by RIR and USEG), in whole or in part, for an 24 month period, from May 14, 2001 through May 14, 2003. This option will become exercisable by RIR only if USE common stock closes at or above $6.50 per share for 90 consecutive days prior to the option expiration on may 14, 2003. USE agrees to grant a second option to RIR to purchase 20,000 shares of USE common stock at $4.70 per share, in whole or in part, only if USE common stock closes at or above a price of $10.00 per share for 90 consecutive days prior to the option expiration of May 14, 2003. USE may, at its sole discretion, reduce the 90 consecutive day requirement. If RIR exercises either option, USE agrees to file a registration statement with the Securities and Exchange commission at a time when the financial statements for the recently concluded fiscal year have been audited. Optionee acknowledges that such filing will not be feasible from March 1 through September 1 of each year.

USE agrees to pay travel and related expenses that RIR incurs solely on USE related matters outside of the greater Denver, Colorado area on a pre-approved case by case basis. All other expenses incurred by RIR will be RIR's responsibility unless other pre-approved arrangements are made by the Parties.

RIR agrees to use its best efforts in assisting USE and its subsidiaries to expand the number of firms, brokers and institutions interested in investing in USE, This includes, but is not limited to: 1) preparing a corporate profile which will be used to introduce USE to RIR's network of investors, investment banking and financing firms as well as potential industry partners; 2) assisting USE in its marketing efforts through mailing updates, corporate news releases, presentations and general advise on investor issues, and; 3) arranging meetings (no less than 1 per month if the respective parties are available) with key individuals who have shown a particular interest in USE.

Either RIR or USE may terminate this contract upon 60 days written notice to the other Party, by certified mail to the addresses listed below. If USE terminates this Agreement prior to November 14, 2002, the cash payments will cease at the end of the 60 day notice period. If RIR terminates the Agreement, USE may terminate the payments immediately. Upon termination, the USE and RMG shares shall be prorated to the end of the 60 day notice period on the basis of 833 shares of USE common stock and 833 shares of RMG common stock earned by RIR each month between May 14, 2001 and November 14, 2002. USE shall deliver the shares to RIR at the end of the 60 day notice period. If either RIR or USE terminates this Agreement, any unexercised options shall expire at the end of the 60 notice period.


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In the event that  either USE or RMG merge  with or are  acquired  by an outside entity prior to November 14, 2002, and USE therefore terminates this Agreement, USE agrees to deliver all 15,000 shares of USE and RMG at the end of the 60 day notice period, and the stock options shall remain in effect for the entire option periods.

This Agreement shall be governed by the laws of the State of Wyoming.

U.S. Energy Corp.                               Riches In Resources, Inc.
877 North 8th West                              1433 Oakleaf Circle
Riverton, WY 82501                              Boulder, Colorado 80304


Dated May 14, 2001


     /s/  Keith G. Larsen                            /s/   Neal Feagans
---------------------------------------         --------------------------------
Keith G. Larsen, President                      Neal Feagans, President
U.S. Energy Corp.                               Riches In Resources, Inc.


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                               U. S. ENERGY CORP.

                             STOCK WARRANT AGREEMENT

     This Stock Warrant Agreement is made in Riverton, WY this 14th day of May, 2001 by and between U. S. Energy Corp. (herein referred to as the "Company" or "USE") and Riches In Resources, Inc. (hereinafter referred to as the "Consultant").

1. The Company hereby grants Consultant two (2) Warrants to purchase an aggregate of 30,000 shares of the common stock of the Company, $0.01 par value (hereinafter referred to as the "Shares"). The first Warrant is to purchase 10,000 shares at $4.70/share for 24 months expiring on May 14, 2003, but only if the market price for the Shares closes at or above $6.50 per share for 90 consecutive days prior to the expiration of this Warrant on May 14, 2003. The second Warrant is to purchase 20,000 shares at $4.70 per share if the market price for the Shares closes at or above $10.00 per share for 90 consecutive days prior to the expiration of such Warrant on May 14, 2003.

2. Exercise of the Warrants shall be covered by a piggy-back registration right by the Consultant as part of the next subsequent appropriate USE registration of shares with the SEC in which exercise of the Warrants could be registered by USE. This registration would cover resale of the shares, as well. In the event that no filing occurs within the term of the Warrants, the Consultant shall have the right to demand that the Company file a registration statement with the SEC for exercise of the balance of the Warrants, or for the resale of the Shares acquired under the Warrants, but in the latter case, only if at least 10,000 shares are acquired under the Warrants. The Company agrees to file a registration statement but only at a time when financial statements for the recently concluded fiscal year have been audited. The Company and Consultant agree to each pay one half of the federal and state filing fees, Edgar filing expense, legal fees and auditor's expenses for document review.

3. The Consultant may exercise the options under this Warrant as provided above to all or any part of the Shares by giving written notice to the Company, at its principal office, specifying the number of Shares to which the exercise shall apply, and accompanied by payment of the full purchase price for the Shares being purchased. Upon compliance with the terms of this Agreement, certificate(s) representing the Shares purchased shall be issued as soon as practicable after notice of exercise is given to the Company.

4. In the event of Consultant's death prior to the complete exercise of the Warrant, any remaining portion of the Warrant shall terminate.

5. The Consultant hereby represents that the Warrant granted hereunder and the Shares purchased by him pursuant to the exercise of all or any part of the Warrant are and will be acquired by him for investment and not with a view to the distribution thereof. The Warrant is granted by the Company in reliance upon this

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representation.  Upon the exercise of the options under this Warrant, Consultant shall not thereafter transfer, encumber or dispose of the Shares so purchased unless: (a) a registration statement covering issuance of such Shares on exercise of the Warrants is filed and becomes effective pursuant to the Securities Act of 1933, as amended, and applicable state law, or if previously exercised, the registration statement covers resale of the shares; or (b) an opinion letter of the Warrantee's counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state securities laws or regulations.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and to be sealed with its corporate seal, attested by its secretary, and Consultant has executed this Agreement with the intent to be legally bound as of the date written below.

                                                U. S. ENERGY CORP.



Attest:   /s/   Max T. Evans                    By:   /s/   Keith G. Larsen
       --------------------------------            -----------------------------
        Max T. Evans,                               Keith G. Larsen,
        Secretary                                   President


                                                CONSULTANT:
                                                Neal Feagans, d/b/a
                                                Riches In Resources, Inc.



Dated:  August 20, 2001                              /s/  Neal Feagans
      ---------------------------------         --------------------------------
                                                Neal Feagans


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